Exhibit 10.4

STANDARD EMPLOYEE FORM

MGM RESORTS INTERNATIONAL

FREESTANDING STOCK APPRECIATION RIGHT AGREEMENT

No. of shares subject to the SAR:	SAR No.

This Agreement (including its Exhibit, the “Agreement”) is made by and between MGM Resorts International (formerly MGM MIRAGE), a Delaware corporation (the “Company”), and                  (the “Participant”) with an effective date of                             .

RECITALS

A.        The Board of Directors of the Company (the “Board”) has adopted the Company’s 2005 Omnibus Incentive Plan, as amended (the “Plan”), which provides for the granting of awards, including SARs (as that term is defined in Section 1 below) to selected service providers. Capitalized terms used and not defined in this Agreement shall have the same meanings as in the Plan.

B.        The Board believes that the grant of SARs will stimulate the interest of selected employees in, and strengthen their desire to remain with, the Company or a Parent or Subsidiary (as those terms are hereinafter defined).

C.        The committee appointed to administer the Plan (the “Committee”) has authorized the grant of a SAR to the Participant pursuant to the terms of the Plan and this Agreement.

D.        The Committee and the Participant intend that the Plan and this Agreement constitute the entire agreement between the parties hereto with regard to the subject matter hereof and shall supersede any other agreements, representations or understandings (whether oral or written and whether express or implied, and including, without limitation, any employment agreement between the Participant and the Company or any of its affiliates (including, without limitation, any Parent or Subsidiary) whether previously entered into, currently effective or entered into in the future) which relate to the subject matter hereof.

Accordingly, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.        Definitions.

1.1        “Change of Control” means

A.        the date that any one person acquires, or persons acting as a group acquire, ownership of the capital stock of the Company that, together with the stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the capital stock of the Company;

B.        the date that a majority of members of the Company’s Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election;

C.        the date that any one person, or persons acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; or

D.        the date that any one person acquires, or persons acting as a group acquire (or has or have acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons), assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

1.2        “Code” means the Internal Revenue Code of 1986, as amended.

1.3        “Current Employment Agreement” means the Participant’s employment agreement with the Company or any of its affiliates (including, without limitation, any Parent or Subsidiary) in effect as of the applicable date of determination.

1.4        “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer.

1.5        “Employer” means the Company, the Subsidiaries and any Parent and affiliated companies, but specifically excludes Tracinda Corporation, its stockholder or stockholders, and its subsidiaries.

1.6        “Employer’s Good Cause” shall have the meaning given such term or a comparable term in the Current Employment Agreement; provided that if there is no Current Employment Agreement or if such agreement does not include such term or a comparable term, “Employer Good Cause” means:

A.        Participant’s failure to abide by the Employer’s policies and procedures, misconduct, insubordination, inattention to the Employer’s business, failure to perform the duties required of the Participant up to the standards established by the Employer’s senior management, or material breach of the Current Employment Agreement, which failure or breach is not cured by the Participant within ten (10) days after written notice thereof from the Employer specifying the facts and circumstances of the alleged failure or breach, provided, however, that such notice and opportunity to cure shall not be required if, in the good faith judgment of the Board, such breach is not capable of being cured within ten (10) days;

B.        Participant’s failure or inability to apply for and obtain any license, qualification, clearance or other similar approval which the Employer or any regulatory authority which has jurisdiction over the Employer requests or requires that the Participant obtain;

C.        the Employer is directed by any governmental authority in Nevada, New Jersey, Michigan, Mississippi, Illinois, Macau S.A.R., or any other jurisdiction in which the Employer is engaged in a gaming business or where the Employer has applied to (or during the term of the Participant’s employment under the Current Employment Agreement, may apply to) engage in a gaming business to cease business with the Participant;

D.        the Employer determines, in its reasonable judgment, that the Participant was, is or might be involved in, or is about to be involved in, any activity, relationship(s) or circumstance which could or does jeopardize the Employer’s business, reputation or licenses to engage in the gaming business; or

E.        any of the Employer’s gaming business licenses are threatened to be, or are, denied, curtailed, suspended or revoked as a result of the Participant’s employment by the Employer or as a result of the Participant’s actions.

1.7        “Fair Market Value” means the closing price of a share of Stock reported on the New York Stock Exchange (“NYSE”) or other applicable established stock exchange or over the counter market on the applicable date of determination, or if no closing price was reported on such date, the first trading day immediately preceding the applicable date of determination on which such a closing price was reported. In the event shares of Stock are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

1.8        “Parent” means a parent corporation as defined in Section 424(e) of the Code.

1.9        “Participant’s Good Cause” shall have the meaning given such term or a comparable term in the Current Employment Agreement; provided that if there is no Current Employment Agreement or if such agreement does not include such term or a comparable term, “Participant’s Good Cause” means:

A.        The failure of the Employer to pay the Participant any compensation when due; or

B.        A material reduction in the scope of duties or responsibilities of the Participant or any reduction in the Participant’s salary.

If a breach constituting Participant’s Good Cause occurs, the Participant shall give the Employer thirty (30) days’ advance written notice specifying the facts and circumstances of the alleged breach. During such thirty (30) day period, the Employer may either cure the breach (in which case such notice will be considered withdrawn) or declare that the Employer disputes that Participant’s Good Cause exists, in which case Participant’s Good Cause shall not exist until the dispute is resolved in accordance with the methods for resolving disputes specified in Exhibit A hereto.

1.10        “SAR” means a stock appreciation right that is granted, independently of any stock option pursuant to the Plan, to be settled in Stock, with the number of shares to be delivered based upon the increase in value of the underlying Stock.

1.11        “Stock” means the Company’s common stock, $.01 par value per share.

1.12        “Subsidiary” means a subsidiary corporation of the Company as defined in Section 424(f) of the Code or corporation or other entity, whether domestic or foreign, in which the Company has or obtains a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

2.        Grant to Participant.

2.1        The Company hereby grants to the Participant, subject to the terms and conditions of the Plan and this Agreement, a SAR with respect to an aggregate of                      shares of Stock. This SAR consists of the right to receive, upon exercise of this SAR (or any portion thereof), in respect of each share of Stock so exercised, shares of Stock in an amount whose Fair Market Value is equal to the excess of (x) the Fair Market Value of a share of Stock on the date or dates upon which the Participant exercises this SAR, or any portion thereof, over (y) the Conversion Price (as that term is hereinafter defined). No fractional shares shall be issued pursuant to this SAR.

2.2        The conversion price per share for this SAR shall be: $            , the Fair Market Value of one underlying share of Stock on the date of grant (the “Conversion Price”).

3.        Terms and Conditions.

3.1        Exercisability of SAR.

A.        Expiration Date.    This SAR shall expire at 5:00 p.m., Pacific Standard Time on or such earlier time as may be required by this Agreement if the Participant’s employment with the Employer is terminated. Notwithstanding the foregoing, this SAR shall not be exercisable later than the tenth (10th) anniversary date of its grant.

B.        Exercise of SAR.    In order to exercise this SAR, the Participant or any other person or persons entitled to exercise this SAR shall give written notice to the Committee specifying the number of shares with respect to which this SAR is being exercised, which notice must be received while this SAR is still exercisable.

3.2        Vesting Schedule of SAR.    Subject to paragraph 3.3 herein, this SAR shall vest and become exercisable in cumulative installments as set forth in (i) through (iv) below, subject to the Participant’s continued employment with the Company or any Subsidiary or Parent on each of the dates specified in (i) through (iv) below:

(i)        The first installment shall consist of twenty-five percent (25%) of the shares of Stock subject to this SAR and shall vest and become exercisable on              (the “Initial Vesting Date”).

(ii)        The second installment shall consist of twenty-five percent (25%) of the shares of Stock subject to this SAR and shall vest and become exercisable on the first anniversary of the Initial Vesting Date.

(iii)        The third installment shall consist of twenty-five percent (25%) of the shares of Stock subject to this SAR and shall vest and become exercisable on the second anniversary of the Initial Vesting Date.

(iv)        The fourth installment shall consist of twenty-five percent (25%) of the shares of Stock subject to this SAR and shall vest and become exercisable on the third anniversary of the Initial Vesting Date.

3.3        Vesting at Termination.

A.        Upon termination of employment with the Employer for any reason the unvested portion of this SAR shall be forfeited without any consideration; provided, however, that,

(i)        upon termination of employment by the Employer without Employer’s Good Cause, by the Participant with Participant’s Good Cause, or due to the Participant’s death or Disability, the portion of this SAR that would have become vested and exercisable (but for such termination) under the schedule determined in paragraph 3.2 herein during the twelve (12) months from the date of the termination of employment shall become vested and exercisable on the same schedule determined in paragraph 3.2 herein; provided, however, that such continued vesting shall immediately cease and the unvested portion of this SAR shall be forfeited in the event the Participant breaches any post-termination covenant with the Company or its affiliate in an employment agreement (after taking into account any applicable cure period). The portion of this SAR that is vested and exercisable as of the date of termination and that becomes vested and exercisable in accordance with this Section 3.3.A(i), in each case, shall remain exercisable for the period specified in paragraph 3.5 herein; and

(ii)        upon termination of employment due to the Participant’s death or Disability, by the Employer without Employer’s Good Cause or by the Participant with Participant’s Good Cause, in each case, within twelve (12) months following a Change of Control, the portion of this SAR that would have become vested and exercisable (but for such termination) under the schedule determined in paragraph 3.2 herein during the twelve (12) months after the date of termination of the Participant’s employment shall become immediately vested and exercisable. The portion of this SAR that is vested and exercisable as of the date of termination (after giving effect to the foregoing sentence) shall remain exercisable for the period specified in paragraph 3.5 herein.

3.4        Unexercised Portion of SAR.    The unexercised portion of this SAR may not be exercised after the Participant terminates employment with the Employer and shall be forfeited upon such termination of employment without any consideration, except as otherwise provided in paragraphs 3.3 and 3.5 herein; provided, however, that this SAR may not at any time be exercised in part with respect to fewer than the lesser of (i) fifty (50) shares or (ii) the number of shares which remain to be purchased pursuant to this SAR.

3.5        Exercise Period.    Subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of the SARs which have become vested and exercisable at any time prior to the earliest to occur of the dates specified in (i) though (iii) below and any unexercised portion of this SAR shall thereafter be forfeited without any consideration:

(i)        the expiration date set forth in paragraph 3.1.A herein;

(ii)       the date that is one (1) year following the date of termination of the Participant’s employment by reason of death, Disability, termination by the Employer without Employer’s Good Cause or by the Participant with Participant’s Good Cause; and

(iii)      the date that is three (3) months following the date of termination of the Participant’s employment for any reason other than those specified in Section 3.5(ii).

3.6        Committee Discretion.    The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion, of the Participant’s unvested SAR at any time, subject to the terms of the Plan and this Agreement. If so accelerated, this SAR will be considered vested and exercisable as of the date specified by the Committee or an applicable written agreement.

3.7        Limits on Transferability.    This SAR may be transferred solely to a trust in which the Participant or the Participant’s spouse control the management of the assets. With respect to a SAR that has been transferred to a trust, references in this Agreement to vesting and exercisability related to such SAR shall be deemed to include such trust. Any transfer of this SAR shall be subject to the terms and conditions of the Plan and this Agreement and the transferee shall be subject to the same terms and conditions as if it were the Participant. No interest of the Participant under this Agreement shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process.

3.8        Adjustments.    If there is any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares of Stock, or any similar change affecting the Stock the Committee will make appropriate and proportionate adjustments (including relating to the Stock, other securities, cash or other consideration which may be acquired upon exercise of this SAR) that it deems necessary to the number and class of securities subject to this SAR, the Conversion Price per share, and any other terms of this Agreement. Any adjustment so made shall be final and binding upon the Participant.

3.9        No Rights as Stockholder.    The Participant shall have no rights as a stockholder with respect to any shares of Stock subject to this SAR until this SAR has been exercised and shares of Stock relating thereto have been issued and recorded on the records of the Company or its transfer agent or registrars.

3.10        Change of Control.    Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the applicable rules and regulations of any governing governmental agencies or national securities exchanges, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of this SAR, including without limitation the following (or any combination thereof): (i) continuation or assumption of this SAR by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of an award with substantially the same terms for this SAR; (iii) accelerated exercisability and vesting with respect to this SAR immediately prior to the occurrence of such event; (iv) upon written notice, provide that the outstanding vested and exercisable portion of this SAR must be exercised within fifteen days immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (in either case contingent upon the consummation of the event), and at the end of such period, the vested portion of this SAR shall terminate to the extent not so exercised within the relevant period; and (v) cancellation of all or any portion of this SAR for fair value (in the form of cash or its equivalent (e.g., by cashier’s check), other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero (if the value of the underlying stock is equal to or less than the Conversion Price), provided, that, in the case of this SAR, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of shares of Stock subject to this SAR (or, if no such consideration is paid, Fair Market Value of the shares of Stock subject to this SAR or portion thereof being canceled) over the aggregate Conversion Price with respect to this SAR or portion thereof being canceled.

3.11        No Right to Continued Performance of Services.    This SAR shall not confer upon the Participant any right to continue to be employed by the Company or any of its affiliates (including, without limitation, any Parent or Subsidiary) nor may it interfere in any way with the right of the Company or any of its affiliates (including, without limitation, any Parent or Subsidiary) for which the Participant performs services to terminate the Participant’s employment at any time.

3.12        Compliance With Law and Regulations.    This SAR, its exercise and the obligation of the Company to issue shares of Stock under this Agreement are subject to all applicable federal and state laws, rules and regulations, including those related to disclosure of financial and other information to the Participant and to approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (A) the listing of such shares on any stock exchange on which the Stock may then be listed and (B) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

4.        Investment Representation.    The Participant must, within five (5) days of demand by the Company furnish the Company an agreement satisfactory to the Company in which the Participant represents that the shares of Stock acquired upon exercise are being acquired for investment and not with a view to the sale or distribution thereof. The Company will have the right, at its election, to place legends on the certificates representing the shares of Stock so being issued with respect to limitations on transferability imposed by federal and/or state laws, and the Company will have the right to issue “stop transfer” instructions to its transfer agent.

5.        Participant Bound by Plan.    The Participant hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as amended from time to time.

6.        Withholding.    The Company or any Parent or Subsidiary shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of this SAR, its grant, vesting or otherwise, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes, which may include, without limitation, reducing the number of shares otherwise distributable to the Participant by the number of shares of Stock whose Fair Market Value is equal to the amount of tax required to be withheld by the Company or a Parent or Subsidiary as a result of the grant or exercise or otherwise of this SAR.

7.        Notices.    Any notice hereunder to the Company must be addressed to: MGM Resorts International, 3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: 2005 Omnibus Incentive Plan Administrator, and any notice hereunder to the Participant must be addressed to the Participant at the Participant’s last address on the records of the Company, subject to the right of either party to designate at any time hereafter in writing some other address. Any notice shall be deemed to have been duly given on personal delivery or three (3) days after being sent in a properly sealed envelope, addressed as set forth above, and deposited (with first class postage prepaid) in the United States mail.

8.        Entire Agreement.    This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof and shall supersede any other agreements, representations or understandings (whether oral or written and whether express or implied, and including, without limitation, any employment agreement between the Participant and the Company or any of its affiliates (including, without limitation, any Parent or Subsidiary) whether previously entered into, currently effective or entered into in the future that provides terms and conditions for equity awards) which relate to the subject matter hereof.

9.        Waiver.    No waiver of any breach or condition of this Agreement shall be deemed a waiver of any other or subsequent breach or condition whether of like or different nature.

10.      Participant Undertaking.    The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Participant or this SAR pursuant to this Agreement.

11.      Successors and Assigns.    The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Agreement and agreed in writing to be joined herein and be bound by the terms hereof.

12.      Governing Law.    The parties hereto agree that the validity, construction and interpretation of this Agreement shall be governed by the laws of the state of Nevada.

13.      Arbitration.    Except as otherwise provided in Exhibit A to this Agreement (which constitutes a material provision of this Agreement), disputes relating to this Agreement shall be resolved by arbitration pursuant to Exhibit A hereto.

14.      Amendment.    This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto; provided that the Company may alter, modify or amend this Agreement unilaterally if such change is not materially adverse to the Participant or to cause this Agreement to comply with applicable law.

15.      Severability.    The provisions of this Agreement are severable and if any portion of this Agreement is declared contrary to any law, regulation or is otherwise invalid, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding and enforceable.

16.      Execution.    Each party agrees that an electronic, facsimile or digital signature or an online acceptance or acknowledgment will be accorded the full legal force and effect of a handwritten signature under Nevada law. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17.      Variation of Pronouns.    All pronouns and any variations thereof contained herein shall be deemed to refer to masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

18.      Tax Treatment.    The Participant shall be responsible for all taxes with respect to this SAR. This SAR is intended to comply with or be exempt from Section 409A of the Code and, accordingly, to the maximum extent permitted, this SAR shall be interpreted to be in compliance therewith. However, the Company makes no guarantee regarding the tax treatment of this SAR and none of the Company, any Subsidiaries, Parent or affiliates, nor any of their employees or representatives shall have any liability to the Participant with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Freestanding Stock Appreciation Right Agreement as of the date first written above.

MGM RESORTS INTERNATIONAL

By:
Name:
Title:

PARTICIPANT

By:
Name:

[Signature Page to Freestanding Stock Appreciation Right Agreement]

EXHIBIT A

ARBITRATION

This Exhibit A sets forth the methods for resolving disputes should any arise under the Agreement, and accordingly, this Exhibit A shall be considered a part of the Agreement.

1.

Except for a claim by either Participant or the Company for injunctive relief where such would be otherwise authorized by law, any controversy or claim arising out of or relating to the Agreement or the breach hereof including without limitation any claim involving the interpretation or application of the Agreement or the Plan, shall be submitted to binding arbitration in accordance with the employment arbitration rules then in effect of the Judicial Arbitration and Mediation Service (“JAMS”), to the extent not inconsistent with this paragraph. This Exhibit A covers any claim Participant might have against any officer, director, employee, or agent of the Company, or any of the Company’s subsidiaries, divisions, and affiliates, and all successors and assigns of any of them. The promises by the Company and Participant to arbitrate differences, rather than litigate them before courts or other bodies, provide consideration for each other, in addition to other consideration provided under the Agreement.

2.

Claims Subject to Arbitration.    This Exhibit A contemplates mandatory arbitration to the fullest extent permitted by law. Only claims that are justiciable under applicable state or federal law are covered by this Exhibit A. Such claims include any and all alleged violations of any state or federal law whether common law, statutory, arising under regulation or ordinance, or any other law, brought by any current or former employees.

3.

Non-Waiver of Substantive Rights.    This Exhibit A does not waive any rights or remedies available under applicable statutes or common law. However, it does waive Participant’s right to pursue those rights and remedies in a judicial forum. By signing the Agreement and the acknowledgment at the end of this Exhibit A, the undersigned Participant voluntarily agrees to arbitrate his or her claims covered by this Exhibit A.

4.

Time Limit to Pursue Arbitration; Initiation:    To ensure timely resolution of disputes, Participant and the Company must initiate arbitration within the statute of limitations (deadline for filing) provided for by applicable law pertaining to the claim. The failure to initiate arbitration within this time limit will bar any such claim. The parties understand that the Company and Participant are waiving any longer statutes of limitations that would otherwise apply, and any aggrieved party is encouraged to give written notice of any claim as soon as possible after the event(s) in dispute so that arbitration of any differences may take place promptly. The parties agree that the aggrieved party must, within the time frame provided by this Exhibit A, give written notice of a claim pursuant to Section 6 of the Agreement. In the event such notice is to be provided to the Company, the Participant shall provide a copy of such notice of a claim to the Company’s Executive Vice President and General Counsel. Written notice shall identify and describe the nature of the claim, the supporting facts and the relief or remedy sought.

5.	Selecting an Arbitrator: This Exhibit A mandates Arbitration under the then current rules of the Judicial Arbitration and Mediation Service (JAMS) regarding employment

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disputes. The arbitrator shall be either a retired judge or an attorney experienced in employment law and licensed to practice in the state in which arbitration is convened. The parties shall select one arbitrator from among a list of three qualified neutral arbitrators provided by JAMS. If the parties are unable to agree on the arbitrator, each party shall strike one name and the remaining named arbitrator shall be selected.

6.	Representation/Arbitration Rights and Procedures:

a.	Participant may be represented by an attorney of his/her choice at his/her own expense.

b.

The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of Nevada (without regard to its choice of law provisions) and/or federal law when applicable. In all cases, this Exhibit A shall provide for the broadest level of arbitration of claims between the Company and Participant under Nevada or applicable federal law. The arbitrator is without jurisdiction to apply any different substantive law or law of remedies.

c.

The arbitrator shall have no authority to award non-economic damages or punitive damages except where such relief is specifically authorized by an applicable state or federal statute or common law. In such a situation, the arbitrator shall specify in the award the specific statute or other basis under which such relief is granted.

d.	The applicable law with respect to privilege, including attorney-client privilege, work product, and offers to compromise must be followed.

e.

The parties shall have the right to conduct reasonable discovery, including written and oral (deposition) discovery and to subpoena and/or request copies of records, documents and other relevant discoverable information consistent with the procedural rules of JAMS. The arbitrator shall decide disputes regarding the scope of discovery and shall have authority to regulate the conduct of any hearing and/or trial proceeding. The arbitrator shall have the right to entertain a motion to dismiss and/or motion for summary judgment.

f.

The parties shall exchange witness lists at least 30 days prior to the trial/hearing procedure. The arbitrator shall have subpoena power so that either Participant or the Company may summon witnesses. The arbitrator shall use the Federal Rules of Evidence. Both parties have the right to file a post hearing brief. Any party, at its own expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of the proceedings.

g.	Any arbitration hearing or proceeding shall take place in private, not open to the public, in Las Vegas, Nevada.

7.

Arbitrator’s Award:    The arbitrator shall issue a written decision containing the specific issues raised by the parties, the specific findings of fact, and the specific conclusions of law. The award shall be rendered promptly, typically within 30 days after conclusion of the arbitration hearing, or the submission of post-hearing briefs if requested. The

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arbitrator may not award any relief or remedy in excess of what a court could grant under applicable law. The arbitrator’s decision is final and binding on both parties. Judgment upon an award rendered by the arbitrator may be entered in any court having competent jurisdiction.

a.	Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Exhibit A and to enforce an arbitration award.

b.

In the event of any administrative or judicial action by any agency or third party to adjudicate a claim on behalf of Participant which is subject to arbitration under this Exhibit A, Participant hereby waives the right to participate in any monetary or other recovery obtained by such agency or third party in any such action, and Participant’s sole remedy with respect to any such claim shall be any award decreed by an arbitrator pursuant to the provisions of this Exhibit A.

8.

Fees and Expenses:    The Company shall be responsible for paying any filing fee and the fees and costs of the arbitrator; provided, however, that if Participant is the party initiating the claim, Participant will contribute an amount equal to the filing fee to initiate a claim in the court of general jurisdiction in the state in which Participant is (or was last) employed by the Company. Participant and the Company shall each pay for their own expenses, attorney’s fees (a party’s responsibility for his/her/its own attorney’s fees is only limited by any applicable statute specifically providing that attorney’s fees may be awarded as a remedy), and costs and fees regarding witness, photocopying and other preparation expenses. If any party prevails on a statutory claim that affords the prevailing party attorney’s fees and costs, or if there is a written agreement providing for attorney’s fees and/or costs, the arbitrator may award reasonable attorney’s fees and/or costs to the prevailing party, applying the same standards a court would apply under the law applicable to the claim(s).

9.

The arbitration provisions of this Exhibit A shall survive the termination of Participant’s employment with the Company and the expiration of the Agreement. These arbitration provisions can only be modified or revoked in a writing signed by both parties and which expressly states an intent to modify or revoke the provisions of this Exhibit A.

10.	The arbitration provisions of this Exhibit A do not alter or affect the termination provisions of this Agreement.

11.	Capitalized terms not defined in this Exhibit A shall have the same definition as in the Agreement to which this is Exhibit A.

12.

If any provision of this Exhibit A is adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not affect the validity of the remainder of Exhibit A. All other provisions shall remain in full force and effect.

ACKNOWLEDGMENT

BOTH PARTIES ACKNOWLEDGE THAT: THEY HAVE CAREFULLY READ THIS EXHIBIT A IN ITS ENTIRETY, THEY UNDERSTAND ITS TERMS, EXHIBIT A

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CONSTITUTES A MATERIAL TERM AND CONDITION OF THE FREESTANDING STOCK APPRECIATION RIGHT AGREEMENT BETWEEN THE PARTIES TO WHICH IT IS EXHIBIT A, AND THEY AGREE TO ABIDE BY ITS TERMS.

The parties also specifically acknowledge that by agreeing to the terms of this Exhibit A, they are waiving the right to pursue claims covered by this Exhibit A in a judicial forum and instead agree to arbitrate all such claims before an arbitrator without a court or jury. It is specifically understood that this Exhibit A does not waive any rights or remedies which are available under applicable state and federal statutes or common law. Both parties enter into this Exhibit A voluntarily and not in reliance on any promises or representation by the other party other than those contained in the Agreement or in this Exhibit A.

Participant further acknowledges that Participant has been given the opportunity to discuss this Exhibit A with Participant’s private legal counsel and that Participant has availed himself/herself of that opportunity to the extent Participant wishes to do so.

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